Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended March
	2023	2022	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	46,725	48,728	(4.1)%

Total Retail Sales-	33,382	35,155	(5.0)%	0.4%
Residential	10,630	12,103	(12.2)%	1.2%
Commercial	10,883	10,987	(0.9)%	1.8%
Industrial	11,724	11,912	(1.6)%	(1.6)%
Other	145	153	(4.9)%	(4.0)%

Total Wholesale Sales	13,343	13,573	(1.7)%	N/A

(In Thousands of Customers)

	Period Ended March
	2023	2022	Change
Regulated Utility Customers-
Total Utility Customers-	8,824	8,755	0.8%
Total Traditional Electric	4,449	4,397	1.2%
Southern Company Gas	4,375	4,358	0.4%